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                                                                     Exhibit 4.3
                              ADVANCED MARKETING SERVICES, INC.

                                 EMPLOYEE STOCK PURCHASE PLAN



        1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and the provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

        2. Definitions.

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Committee" shall mean the committee appointed by the Board to administer the Plan, or, if no committee is appointed, the Board.

               (d) "Common Stock" shall mean the Common Stock of the Company.

               (e) "Company" shall mean Advanced Marketing Services, Inc., a Delaware corporation.

               (f) "Compensation" shall mean all regular straight time gross earnings (before reduction on account of contributions pursuant to Code Sections 401(k) or 125 or to a non-qualified deferred compensation plan), and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses or other compensation.

               (g) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Designated Subsidiaries shall be named in Appendix A to the Plan.

               (h) "Employee" shall mean any individual who is classified as an employee of the Employer for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer only for the first 90 days of such leave or for such longer period as the individual's right to reemployment is guaranteed either by statute or by contract.

               (i) "Employer" shall mean the Company and any Designated Subsidiary.

               (j) "Enrollment Date" shall mean the first day of each Offering Period.


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               (k) "Fair Market Value" shall mean, as of any date, the value of
Common Stock determined as follows:

                        (1) If the Common Stock is listed on a national securities exchange or the Nasdaq National Market or Nasdaq SmallCap Market, its Fair Market Value shall be the closing sales price for such stock on such exchange or market for the Trading Day preceding the date of such determination (or if shares were not traded on such date, then on the next preceding Trading Day on which a sale of the Common Stock occurred).

                        (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the Trading Day preceding the date of such determination.

                        (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               (l) "Offering Period" shall mean a period of six months, commencing on April 1 and October 1 of each year, or such alternative periods as may be designated by the Board pursuant to Section 4 of the Plan.

               (m) "Option" shall mean an option granted to a Plan participant at the start of an Offering Period to purchase Common Stock at the Purchase Price on the Purchase Date.

               (n) "Plan" shall mean this Employee Stock Purchase Plan.

               (o) "Purchase Date" shall mean the last day of each Offering Period or, if such day is not a Trading Day, the next Trading Day.

               (p) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Purchase Date, whichever is lower, but in no case less than the par value of a share.

               (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

               (r) "Trading Day" shall mean a day on which national securities exchanges and the Nasdaq Market are open for trading.

        3. Eligibility.

               (a) Any Employee who is employed by the Employer on a given Enrollment Date and has been employed by the Company or any of its Subsidiaries for at least six months shall be eligible to participate in the Plan for the respective Offering Period.



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               (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) to the extent that, immediately after the grant, such Employee would own (with ownership determined under the attribution rules of Section 424(d) of the Code) capital stock and/or outstanding options or rights to purchase such stock possessing an aggregate of five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds $25,000 worth of stock (determined as the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such Option is outstanding at any time.

        4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods, and shall continue automatically until the Plan is terminated in accordance with Section 19 or 24. The Board shall have the power to change the commencement dates and duration of Offering Periods with respect to future offerings without stockholder or employee approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected by such change.

        5. Participation.

               (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company, and filing it with the Company's payroll office (or other location designated by the Company) within the period designated by the Company with respect to the applicable Enrollment Date.

               (b) Payroll deductions for an Offering Period shall commence on the first pay day following the Enrollment Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant; provided, however, that any Compensation paid within ten business days preceding the Purchase Date will be deemed to be received by the participant in the next succeeding Offering Period.

        6. Payroll Deductions.

               (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. Payroll deductions shall be withheld in whole percentages only.

               (b) The Company shall maintain a bookkeeping account on its records for each participant, to which it shall credit all payroll deductions made for such participant under the Plan. No amounts other than on account of payroll deductions shall be credited to a participant's account. No interest shall accrue on the payroll deductions of a participant.

               (c) A participant may discontinue or decrease the rate of his or her payroll deductions during the Offering Period by completing and filing with the Company a new



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subscription agreement authorizing a change in payroll deduction rate. No increases in the rate of payroll deductions are allowed during an Offering Period. The Committee may, in its discretion, limit the number of rate changes during any Offering Period. The discontinuation or decrease in rate shall be effective with the first full payroll period beginning at least five business days after the Company's receipt of the new subscription agreement, or after such shorter period as the Company may apply on a uniform basis for all participants. A participant's subscription agreement shall remain in effect for successive Offering Periods unless the participant withdraws from an Offering Period as provided in Section 10 hereof, discontinues payroll deductions, or submits a new subscription agreement at least ten business days before the Enrollment Date for that Offering Period.

               (d) Notwithstanding a participant's subscription agreement, a participant's payroll deductions shall be decreased to zero percent (0%) during an Offering Period to the extent necessary to comply with Section 423(b) of the Code and Section 3(b) hereof. In such case, the participant shall be required to submit a new subscription agreement at least ten business days before the next Enrollment Date for which payroll deductions would not violate such provisions before payroll deductions can recommence.

        7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Purchase Date of such Offering Period (at the applicable Purchase Price) the number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Purchase Date and retained credited to his or her account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during any Offering Period more than 850 shares (subject to any adjustment pursuant to Section 18) and provided further that such purchase shall be subject to the limitations set forth in Section 423 of the Code and this Plan. Exercise of the Option shall occur as provided in
Section 8 hereof, unless the participant has withdrawn from the Offering Period pursuant to Section 10 hereof. The Option shall expire at midnight on the last day of the Offering Period.

        8. Exercise of Option.

               (a) Unless a participant has withdrawn from the Offering Period as provided in Section 10 hereof, his or her Option shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to such Option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions then credited to his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other funds left over in a participant's account after the Purchase Date shall be returned to the participant. A participant's Option to purchase shares hereunder is exercisable only by him or her.

               (b) At the time the Option is exercised, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make

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adequate provision to satisfy all applicable federal, state, or other tax withholding obligations, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Employer may, but shall not be obligated to, withhold from the participant's compensation the amount necessary to satisfy applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

        9. Delivery of Shares. The participant shall be the vested owner of the shares purchased upon the exercise of his or her Option, which shall occur on the respective Purchase Date. However, such shares shall not be transferable by the participant, and shall be held on the participant's behalf by the Company or its designee, until the completion of six months following the Purchase Date. Upon completion of such period, the purchased shares shall, at the Company's option, be registered in the participant's name and delivered to the participant, or deposited into a brokerage account in the participant's name, free of all restrictions.

        10. Withdrawal of Payroll Deductions. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan, at any time by giving written notice to the Company in the form provided by the Company. If such notice is received by the Company at least five business days before the last day of the Offering Period, all of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after the Company's receipt of notice of withdrawal, and such participant's Option for the Offering Period shall be automatically terminated and no further payroll deductions for the purchase of shares under the Plan shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement within the time period required by Section 5(a).

        11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise an Option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's Option shall be automatically terminated.

        12. Notification of Disposition of Common Stock. Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under the Plan if such disposition or transfer is made (i) within two years after the Enrollment Date of the Offering Period in which the shares were purchased or (ii) within one year after the Purchase Date with respect to such shares. Such notice shall specify the date of such transaction and the amount realized by the participant in such transaction.

        13. Stock.

               (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 100,000 shares, subject to adjustment

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upon changes in capitalization of the Company as provided in Section 18 hereof.
If, on a given Purchase Date, the number of shares with respect to which Options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

               (b) The participant shall have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

               (c) Shares delivered under the Plan may be either authorized but unissued shares or shares that have been reacquired by the Company.

        14. Administration.

               (a) Except for duties specifically allocated to the Board, the Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine all questions of eligibility, and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

               (b) The Committee may act by decision of a majority of its members at a meeting or telephonic meeting, or by a writing signed by all members of the Committee. The Committee may delegate its duties and authority under the Plan to one or more officers of the Company, and may employ recordkeepers, consultants, or other persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Option, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

               (c) All costs and expenses incurred in administering the Plan shall be paid by the Company, except that all brokerage fees for the sale of shares acquired under the Plan shall be paid by the participant.

        15. Designation of Beneficiary.

               (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash to which the participant is entitled under the Plan in the event of such participant's death. If a participant is married and the designated beneficiary is not the spouse, notarized spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice (subject to the spousal consent requirement of the preceding sentence).

               (b) In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of

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the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant.

        16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than, in the case of shares or cash, by will, the laws of descent and distribution, or as provided in
Section 15 hereof). Any attempt at assignment, transfer, pledge or other disposition in violation of this Section 16 shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10 hereof.

        17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or to pay interest on such payroll deductions.

        18. Adjustments Upon Changes in Capitalization and Corporate
Transactions.

               (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock authorized for issuance under the Plan, the maximum number of shares each participant may purchase each Offering Period, the Purchase Price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date which shall be a date determined by the Board which is before the date of the Company's proposed dissolution or liquidation. The Company shall notify each participant in writing, at least ten business days prior to the new Purchase Date, that the participant's Option will be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

               (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Period then in

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progress shall be shortened by setting a new Purchase Date which shall be a date determined by the Board which is before the date of the Company's proposed sale or merger. The Company shall notify each participant in writing, at least ten business days prior to the new Purchase Date, that the participant's Option will be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        19. Amendment or Termination.

               (a) The Board of Directors of the Company may at any time amend or terminate the Plan. Except as provided in Section 18 hereof, no such amendment or termination may affect Options previously granted or adversely affect the rights of any participant. Shareholder approval of amendments shall not be required except to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision) or any other applicable law, regulation or stock exchange rule.

               (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, change the frequency and/or number of changes in the amount of payroll deductions permitted during an Offering Period, establish the exchange ratio applicable to amounts of payroll deductions in a currency other than U.S. dollars, permit payroll deductions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts deducted from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

        20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law.


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        22. Compliance with Section 423. All eligible Employees shall have equal rights and privileges with respect to the Plan to the extent necessary to satisfy the requirements of Section 423 of the Code. Any provision of the Plan which is inconsistent with Section 423 of the Code shall be interpreted or reformed so as to comply with the requirements of Section 423. This provision shall take precedence over all other provisions of the Plan.

        23. No Employment Rights. Participation in the Plan shall not confer upon any Employee any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company and its Subsidiaries to terminate the employment of any Employee.

        24. Term of Plan. The Plan shall become effective July 23, 1998 subject to approval by the shareholders of the Company, and the first Enrollment Date shall be October 1, 1998. The Plan shall continue in effect until terminated by the Board of Directors under Section 19 hereof or, if earlier, until all shares of Common Stock available for issuance under the Plan have been purchased by participants.


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                                   APPENDIX A

                             DESIGNATED SUBSIDIARIES




                     Advanced Marketing, S. de R.L. de C.V.

                         Advanced Marketing (UK) Limited

                                 Aura Books PLC





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